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                                                                   Exhibit 23.1


KPMG LOGO

          One Mellon Bank Center                         Telephone 412 391 9710
          Pittsburgh, PA 15219                           Fax       412 391 8963




The Board of Directors
  of Mellon Financial Corporation:

We consent to incorporation by reference in Registration Statement Nos. 33-21838 (Form S-8), 33-34430 (Form S-8), 33-41796 (Form S-8), 33-65824 (Form S-8),
33-65826 (Form S-8), 33-54671 (Form S-8), 333-16743 (Form S-8), 333-38213 (Form
S-3), 333-65275 (Form S-8), 333-75601 (Form S-8), 333-75605 (Form S-8),
333-87961 (Form S-8), 333-33248 (Form S-3), 333-33248-01 (Form S-3), 333-54050
(Form S-8) and 333-54054 (Form S-8) of Mellon Financial Corporation of our report dated January 16, 2001, relating to the consolidated balance sheets of Mellon Financial Corporation and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000, annual report on Form 10-K of Mellon Financial Corporation.



/s/ KPMG LLP


Pittsburgh, Pennsylvania
March 16, 2001